UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2016

RISE RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 – 1090 West Georgia Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6E 3V7

(Zip Code)

Registrant’s telephone number, including area code:  (604) 687-7130

700 – 510 West Hastings Street

Vancouver, British Columbia

Canada V6B 1L8

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 1, 2016, Fred Tejada resigned as the Chief Executive Officer of Rise Resources Inc. (the “Company”).  Mr. Tejada’s resignation was not due to any disagreement with the Company regarding its operations, policies, practices or otherwise, and he will continue to act as the President, Secretary and a director of the Company.

On the same date, the Board of Directors of the Company appointed Benjamin Mossman as a director and to fill the Chief Executive Officer vacancy resulting from Mr. Tejada’s resignation.

As a result of the foregoing changes, the Company’s current directors and officers are as follows:

•

Directors: Fred Tejada, Cale Thomas, Bradley Scharfe, Michael Evans and Benjamin Mossman

•

Officers: Benjamin Mossman (Chief Executive Officer), Fred Tejada (President, Secretary), Cale Thomas (Chief Financial Officer, Treasurer)

Fred Tejada, Bradley Scharfe and Michael Evans are also members of the Company’s audit committee.

Benjamin Mossman

Benjamin Mossman, P.Eng, age 38, is a is a mining engineer with over 15 years of experience in the mining industry including experience in capital markets, project evaluation, acquisitions, mine operations, and development. From January 2011 to July 2016, Mr. Mossman was the Chief Executive Officer, President and a director of Banks Island Gold Ltd., a junior mining company with its common shares listed for trading on the TSX Venture Exchange under the symbol “BOZ”.

Mr. Mossman’s geological, operational and capital markets expertise led the Company to the conclusion that he should serve as a director and officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 3, 2016

RISE RESOURCES INC.

/s/ Fred Tejada
Fred Tejada
President, Director